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                             MORTGAGE

      Easton Family Golf Centers, Inc., a corporation duly established under the laws of Delaware having its usual place of business at 225 Broadhollow Road, Suite 106E, Melville, New York 11747 (the Mortgagor), for consideration paid, grants to Tri-Town Sports, Inc. a corporation duly established under the laws of the Commonwealth of Massachusetts and having its usual place of business at 1200 Providence Highway, Sharon, Norfolk County, Massachusetts 02067 (the Mortgagee) with MORTGAGE COVENANTS to secure the payment of Three Hundred Fifty Thousand and 00/100 Dollars ($350,000.00) as provided in its note of even, the land in Easton, Bristol County, Massachusetts described as follows:

PARCEL ONE

The land in Easton, Bristol County, Massachusetts shown as Lot 3 on a Plan of Land entitled "Plan of Land in Easton Massachusetts, Prepared for Foundry Turnpike Limited Partnership, 61 Main Street, Andover, MA 01810, Scale 1"=100', Date: 09-03-91, Prepared by K & Associates", being recorded as Plan 316-40.

Said Lot 3 contains 1,021,632 square feet of land more or less all as shown on said plan.


PARCEL TWO

The land in Easton, Bristol County; MA shown as Lot 4A on a Plan of Land entitled, "Plan of Land in Easton Massachusetts, Prepared for: Foundry Turnpike Limited Partnership, 61 Main Street, Andover, MA 01810, Scale: 1" = 100', Date: 12102192, Prepared by K & Associates/LAN-COM, Inc." recorded as Plan
-----------------.

Said Lot 4A contains 2,430,983 square feet of land (55.808 acres) more or less all as shown on said plan.

      For title, see deed of Tri-Town Sports, Inc. recorded herewith.

      This mortgage is upon the STATUTORY CONDITION, for any breach of which the Mortgagee shall have the STATUTORY POWER OF SALE.

      IN WITNESS WHEREOF, the said Easton Family Golf Centers, Inc. has caused its corporate sale to be hereto affixed and these presents to be signed,






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acknowledged and delivered in its name and behalf by Dominic Chang, its
President, and Krishnan Thampi, its Treasurer, this ______ day of September,
1996.

                                    Easton Family Golf Center Inc.



                                    By:___________________________
                                        Dominic Chang, President


                                    By:___________________________
                                        Krishnan Thampi, Treasurer



                         STATE OF NEW YORK

____________, ss.                   ____________________, 1996


      Then personally appeared the above-named Dominic Chang as he is President of Easton Family Golf Centers, Inc. and acknowledged the foregoing to be the free act and deed of said corporation, before me,

                                    -------------------------------
                                    Notary Public


                                    My Commission Expires:___________



                         STATE OF NEW YORK

____________, ss.                   ____________________, 1996


      Then personally appeared the above-named Krishnan Thampi as he is Treasurer of Easton Family Golf Centers, Inc. and acknowledged the foregoing to be the free act and deed of said corporation, before me,

                                    -------------------------------
                                    Notary Public


                                    My Commission Expires:___________



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